UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

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                                 FORM 8-K

                             CURRENT REPORT
  Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) October 13, 2003

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                    HOLLYWOOD ENTERTAINMENT CORPORATION
          (Exact name of registrant as specified in its charter)

      Oregon                      0-21824            93-0981138
  (State or other               (Commission         (IRS Employer
    jurisdiction                 File Number)     Identification No.)
  of incorporation)


             9275 SW Peyton Lane, Wilsonville, Oregon 97070
          (Address of principal executive offices and zip code)

                              (503) 570-1600
          Registrant's telephone number, including area code

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ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 13, 2003, Hollywood Entertainment Corporation (the "Company") issued a press release announcing its financial results for the quarter ended September 30, 2003. The Company's press release is attached to this report as Exhibit 99.1 and is incorporated in this report by this reference.

The Company also hosted a conference call on October 13, 2003 following the press release to discuss the results. During the conference call the Company made certain financial result disclosures that were in addition to the disclosures in the Company's press release. These additional disclosures are noted below.

The Company disclosed a non-GAAP financial measure of free cash flow for the three months ended September 30, 2003 and 2002. Free cash flow represents the Company's net cash flow from operating activities less net purchases of rental inventory and property and equipment. Management believes free cash flow is a useful measure to understand the Company's ability to pay down debt or repurchase stock after capital investments have been made to execute growth strategies and support existing operations. The Company's calculation of free cash flow is not necessarily comparable to free cash flow reported by other companies due to the lack of a uniform definition and should not be used as a substitute for cash provided by operating activities calculated in accordance with GAAP. In addition, free cash flow should not be considered as funds available for discretionary use or as a measure of the Company's ability to fund its cash needs. The following is a calculation of free cash flow for the three months ended September 30, 2003 and 2002 (in thousands):

                                            Three Months Ended
                                               September 30,
                                           ------------------
                                             2003      2002
                                           --------  --------

Cash provided by operating activities      $104,500  $ 86,652
Purchases of rental inventory, net          (54,876)  (67,791)
Purchases of property and equipment, net    (25,413)  (12,720)
                                           --------  --------
Free cash flow                             $ 24,211  $  6,141
                                           ========  ========

The Company disclosed that DVD rental revenue as a percentage of movie rental revenue was 61% for the three months ended September 30, 2003.

The Company disclosed operating results and financial metrics related to the Company's Game Crazy departments as follows:

1. Annual average revenue per Game Crazy department opened prior to 2001 is approximately $530,000.
2. In the three months ended September 30, 2003, the Game Crazy departments reduced the Company's income from operations by $5 million.
3. Sales of used merchandise as a percentage of total product sales were approximately 40% in the nine months ended September 30, 2003.

The Company also provided fourth quarter expectations as follows:

1. Net income of $0.47 per diluted share.
2. Same store revenue increase of 11%.
3. Approximately 50 new store openings.

The Company's fourth quarter expectations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Although the Company believes the expectations reflected in these forward-looking statements are based upon reasonable assumptions, these expectations may not be achieved. Factors that could affect the Company's results of operations, including its ability to generate excess cash, include the level of demand for movie and game rentals and purchases, the effects of competition and changing technologies, the timing, availability and cost to the Company of newly-released movies and games, weather, general economic and market conditions, the effects of war, the Company's ability to open and manage new stores and departments within existing stores, quarter-end closing adjustments and factors disclosed in its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.



SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                 HOLLYWOOD ENTERTAINMENT CORPORATION
                           (Registrant)

          October 20, 2003         /s/ Timothy R. Price
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          Date                     Timothy R. Price
                                   Chief Financial Officer

EXHIBIT INDEX

Exhibit Number     Description
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99.1               Press Release dated October 13, 2003.